UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2016

MEDIFAST, INC.

(Exact name of registrant as specified in its Charter)

Delaware	001-31573	13-3714405
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Identification No.)

3600 Crondall Lane, Owings Mills, Maryland (Address of Principal Executive Offices)		21117 (Zip Code)

Registrant’s telephone number, including area code: (410)-581-8042

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 15, 2016, Medifast, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) at the Hyatt Regency Hotel, 300 Light Street, Baltimore, Maryland. The results of the matters voted on at the Annual Meeting are provided below.

Proposal 1: The election of nine directors to hold office for a one-year term expiring at the annual meeting in 2017 and until their respective successors are elected and qualified:

Director Name	For	Withhold/Against	Broker Non-Votes	Abstained
Michael C. MacDonald	9,537,525	536,095	960,550	0
Jeffrey J. Brown	9,541,813	531,807	960,550	0
Kevin G. Byrnes	9,409,145	664,475	960,550	0
Charles P. Connolly	9,382,937	690,683	960,550	0
Constance J. Hallquist	10,015,301	58,319	960,550	0
Jorgene K. Hartwig	10,023,401	50,219	960,550	0
Carl E. Sassano	7,197,905	2,875,715	960,550	0
Scott Schlackman	7,206,456	2,867,164	960,550	0
Glenn W. Welling	6,905,125	3,168,495	960,550	0

Proposal 2: The ratification of RSM US LLP as The Company’s Independent Registered Public Accounting Firm for the year 2016.

For:	10,742,014
Against:	289,104
Abstained:	3,052
Broker Non-Votes:	0

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIFAST, INC.

	By:	/s/ Jason L. Groves
Jason L. Groves, Esq. Executive Vice President, General Counsel and Corporate Secretary

Dated: June 20, 2016

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